Exhibit 1.1

ARM HOLDINGS PLC

American depositary shares, representing [•] ordinary shares,

nominal value of £0.001 per share

Underwriting Agreement

[•], 2023

Barclays Capital Inc.

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Goldman Sachs & Co. LLC

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Mizuho Securities USA LLC

c/o Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

Ladies and Gentlemen:

Kronos II LLC, a Delaware limited liability company (the “Selling Shareholder” or “Kronos II”), the majority shareholder of Arm Holdings plc, a public limited company incorporated under the laws of England and Wales (the “Company”), proposes to sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as Representatives (the “Representatives”), the number of American Depositary Shares (“ADSs”), each representing one ordinary share, nominal value of £0.001 per share (the “Ordinary Shares”), of the Company appearing next to the name of the Selling Shareholder in Schedule 2 hereto (the “Underwritten ADSs”) and at the option of the Underwriters, up to an additional [•] ADSs (the “Option ADSs”). The Underwritten ADSs and the Option ADSs are herein referred to as the “Offered ADSs.” The Ordinary Shares represented by the Underwritten ADSs are herein referred to as the “Underwritten Shares,” the Ordinary Shares represented by the Option ADSs are herein referred to as the “Option Shares” and the Underwritten Shares and Option Shares are herein together referred to as the “Shares.”

The Offered ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), to be dated as of the Closing Date (as hereinafter defined) among the Company, Citibank, N.A., as depositary (the “Depositary”), and the holders and beneficial owners from time to time of the ADSs. Each Offered ADS will initially represent the right to receive one Ordinary Share deposited pursuant to the Deposit Agreement.

The Company and the Selling Shareholder hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Offered ADSs, as follows:

As described more fully in the Prospectus (as defined herein), prior to the execution of this underwriting agreement (this “Agreement”), the Company undertook a corporate reorganization consisting of the following steps (collectively, the “Corporate Reorganization”): (i) on August 20, 2023, the Company (then named Arm Holdings Limited and then a private limited company incorporated under the laws of England and Wales) amended its articles of association to permit its merger reserve to legally be used to pay up the shares allotted as a bonus issue as contemplated by the Corporate Reorganization and to allow the creation of a new class of deferred shares and a class of ordinary A shares; (ii) on August 21, 2023, all ordinary shares of £1.00 each in the capital of the Company were sub-divided into Ordinary Shares, resulting in its outstanding ordinary shares changing from 100 ordinary shares of £1.00 each to 100,000 Ordinary Shares; (iii) on August 21, 2023, Arm Limited distributed 100,000 Ordinary Shares to Kronos II; (iv) on August 21, 2023, the Company issued 1,025,133,999 Ordinary Shares and one Ordinary Share to Kronos II and SVF HoldCo (UK) Limited (“SVF HoldCo”), respectively, in exchange for the transfer of 1,025,233,999 ordinary shares of £0.001 each in the capital of Arm Limited and one ordinary share of £0.001 in the capital of Arm Limited by Kronos II and SVF HoldCo, respectively; (v) on August 25, 2023, 41,639,082,915,525 and 40,615 Ordinary Shares (the “First Bonus Shares”) were issued to Kronos II and SVF HoldCo, respectively, by way of a bonus issue in proportion to their shareholding in the Company pursuant to a capitalization of a portion of the merger reserve of the Company; (vi) on August 29, 2023, the First Bonus Shares were cancelled pursuant to a capital reduction, which resulted in Kronos II holding 1,025,233,999 Ordinary Shares (the “Post-Reduction Shares”) and SVF HoldCo holding one Ordinary Share; (vii) on August 29, 2023, a second bonus share issue, pursuant to a further capitalization of the merger reserve of the Company, of 1,025,233,999 Ordinary Shares were issued to National City Nominees Limited as the nominee for Citibank, N.A.—London Branch pursuant to the direction of Kronos II; (viii) on August 29, 2023, the Company undertook a second reorganization of its share capital to re-designate all of the Post-Reduction Shares as deferred shares of £0.001 each on a one-for-one basis, repurchased these deferred shares for nominal consideration and cancelled such deferred shares; and (ix) on [•], 2023, the Company re-registered as a public limited company and changed its name from ‘Arm Holdings Limited’ to ‘Arm Holdings plc’.

References in this Agreement to (i) the Selling Shareholder selling ADSs to the Underwriters, and similar or analogous expressions, shall be understood to refer to the Selling Shareholder depositing with the Depositary or its nominee the Ordinary Shares underlying those ADSs, procuring the issue of the corresponding ADSs representing those Ordinary Shares to the Selling Shareholder and procuring the delivery by the Depositary of ADSs representing the underlying Ordinary Shares held by the Depositary or its nominee to the Underwriters through the facilities of DTC; and (ii) the purchase of, or payment for, any ADSs, and similar or analogous expressions, shall be understood to refer to the acquisition of the interests in the Ordinary Shares represented by such ADSs, as well as the acquisition of such ADSs and the payment of the purchase moneys in respect of such Ordinary Shares. References in this Agreement to the Ordinary Shares or ADSs being non-assessable shall mean that no holder is liable, solely because of such holder’s status as a holder of Ordinary Shares or ADSs representing Ordinary Shares, for additional payments or calls for further funds by the Company or any other person.

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form F-1 (File No. 333-274120), including a prospectus relating to the Offered ADSs. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Offered ADSs. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated [•], 2023, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means [•] P.M., New York City time, on [•], 2023.

2. Purchase of the ADSs.

(a) The Selling Shareholder agrees to sell the number of Offered ADSs in Schedule 2 hereto to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, severally and not jointly, agrees to purchase at a price per ADS of $[•] (the “Purchase Price”) from the Selling Shareholder the number of Offered ADSs as set forth opposite the name of such Underwriter in Schedule 1 hereto.

In addition, the Selling Shareholder agrees, as and to the extent indicated in Schedule 2 hereto, to sell the Option ADSs to the several Underwriters, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Selling Shareholder, the Option ADSs at the Purchase Price less an amount per ADS equal to any dividends or distributions declared by the Company and payable on the Underwritten ADSs but not payable on the Option ADSs.

If any Option ADSs are to be purchased, the number of Option ADSs to be purchased by each Underwriter shall be the number of Option ADSs which bears the same ratio to the aggregate number of Option ADSs being purchased as the number of Underwritten ADSs set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 12 hereof) bears to the aggregate number of Underwritten ADSs being purchased from the Selling Shareholder by the several Underwriters, subject, however, in each case to such adjustments by the Representatives so as to eliminate fractional ADSs as the Representatives in their sole discretion shall make.

The Underwriters may exercise the option to purchase Option ADSs at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Selling Shareholder. Such notice shall set forth the aggregate number of Option ADSs as to which the option is being exercised and the date and time when the Option ADSs are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 12 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b) The Selling Shareholder understands that the Underwriters intend to make a public offering of the Offered ADSs, and initially to offer the Offered ADSs on the terms set forth in the Pricing Disclosure Package. The Selling Shareholder acknowledges and agrees that the Underwriters may offer and sell the Offered ADSs to or through any affiliate of an Underwriter.

(c) Payment for the Offered ADSs shall be made by wire transfer in immediately available funds to the accounts specified by the Selling Shareholder to the Representatives, at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017, United States of America at 10:00 A.M. New York City time on [•], 2023, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Selling Shareholder may agree upon in writing or, in the case of the Option ADSs, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option ADSs. The time and date of such payment for the Underwritten ADSs is referred to herein as the “Closing Date”, and the time and date for such payment for the Option ADSs, if other than the Closing Date, is herein referred to as the “Additional Closing Date.”

Payment for the Offered ADSs to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Offered ADSs to be purchased on the Closing Date or the Additional Closing Date, as the case may be, with any Transfer Taxes (as hereinafter defined) payable in connection with the deposit of the Shares with the Depositary or its nominee, the issue and delivery of the ADSs and/or the offering and sale of such Offered ADSs duly paid by the Selling Shareholder. Delivery of the Offered ADSs shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct. The American Depositary Receipts (“ADRs”) evidencing the Offered ADSs shall be made available for inspection and packaging by the Representatives at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be. Any Transfer Taxes payable in connection with the issuance, delivery or transfer of ADRs to the several Underwriters shall be paid by the Selling Shareholder.

(d) Each of the Company and the Selling Shareholder acknowledges and agrees that each of the Representatives and the other Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Selling Shareholder with respect to the offering of the Offered ADSs contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Selling Shareholder or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company, the Selling Shareholder or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Selling Shareholder shall consult with their own advisors concerning such matters and each shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor any of the other Underwriters shall have any responsibility or liability to the Company or the Selling Shareholder with respect thereto. Any review by the Representatives and any of the other Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives and the other Underwriters and shall not be on behalf of the Company or the Selling Shareholder. Moreover, the Selling Shareholder acknowledges and agrees that, although the Representatives may be required or choose to provide the Selling Shareholder with certain Regulation Best Interest and Form CRS disclosures in connection with the offering, the Representatives and the other Underwriters are not making a recommendation to the Selling Shareholder to participate in the offering, enter into a “lock-up” agreement, or sell any ADSs at the price determined in the offering, and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with (i) information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof and (ii) Selling Shareholder Information (as defined below).

(b) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with (i) information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof and (ii) Selling Shareholder Information. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(c) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Offered ADSs or the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the

Representatives. Each such Issuer Free Writing Prospectus, if any, complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433 under the Securities Act) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with any other Issuer Free Writing Prospectus and the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with (i) information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof and (ii) Selling Shareholder Information.

(d) Testing-the-Waters Materials. The Company (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representatives (x) with entities that the Company reasonably believed to be qualified institutional buyers (“QIBs”) within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501(a)(1), (a)(2), (a)(3), (a)(7) (a)(8), (a)(9), (a)(12) or (a)(13) under the Securities Act (“IAIs”) and otherwise in compliance with the requirements of Rule 163B under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications by virtue of a writing substantially in the form of Exhibit A hereto. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Annex B hereto. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on either Section 5(d) of, or Rule 163B under, the Securities Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. Any individual Written Testing-the-Waters Communication does not conflict in any material respect with the information contained in the Registration Statement or the Pricing Disclosure Package, complied in all material respects with the Securities Act, and when taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Offered ADSs has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with (i) information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof and (ii) the Selling Shareholder Information.

(f) Form F-6. A registration statement on Form F-6 (File No. 333-274128), and any amendments thereto, in respect of the Offered ADSs has been filed with the Commission; such registration statement in the form heretofore delivered to the Representatives has been declared effective by the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or, to the Company’s knowledge, threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “ADS Registration Statement”); as of the applicable effective date of the ADS Registration Statement and any post-effective amendment thereto, the ADS Registration Statement and any such post-effective amendment complied and will comply in all material respects with the applicable requirements of the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(g) Form 8-A. The Company has filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), a registration statement, as amended (the “Exchange Act Registration Statement”), on Form 8-A under the Exchange Act to register, under Section 12(b) of the Exchange Act, the Ordinary Shares and ADSs.

(h) Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby, except in the case of unaudited interim financial statements, which are subject to normal year-end adjustments and do not contain certain footnotes as permitted by the applicable rules of the Commission, and any supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein; and the other financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby; all disclosures included in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(i) No Material Adverse Change. Since the date of the most recent financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the share capital (other than pursuant to (x) the Corporate Reorganization and (y) the grant of awards under existing equity incentive plans described in the Registration Statement, the Pricing Disclosure Package and the Prospectus), short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of share capital, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(j) Organization and Good Standing. The Company and each of its Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X) have been duly incorporated or organized, as applicable, and are validly existing and in good standing (or their jurisdictional equivalent, if any) under the laws of their respective jurisdictions of incorporation or organization, as applicable, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing (or their jurisdictional equivalent, if any) or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, shareholder’s equity or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Transaction Documents (as defined below) (a “Material Adverse Effect”). The subsidiaries listed in Schedule 3 to this Agreement are the only Significant Subsidiaries of the Company.

(k) Corporate Reorganization. The Corporate Reorganization conforms to the description set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Corporate Reorganization” and has been carried out as described therein. The Corporate Reorganization has been carried out, in all material respects, in accordance with all applicable laws and regulatory rules or requirements; all agreements entered into to give effect to the Corporate Reorganization are valid and enforceable; and all declarations and filings have been or will be made, prior to the Closing Date, with the appropriate national, federal, state, local or foreign governmental or regulatory authorities that are necessary to give effect to the Corporate Reorganization.

(l) Capitalization. The Company has an issued capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding share capital of the Company (including the ADSs to be sold by the Selling Shareholder) has been duly and validly authorized and issued and is fully paid and non-assessable and is not subject to any pre-emptive or similar rights that have not been duly waived or satisfied; except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights that have not been duly waived or satisfied), warrants or options to acquire, or instruments convertible into or exchangeable for, any share capital or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any share capital of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the share capital of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding share capital or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (except, to the extent applicable, for restrictions on transfers that are not material).

(m) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and the Deposit Agreement (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken by the Company for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(n) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(o) The Shares. The Shares are duly and validly issued and fully paid and non-assessable and conform in all material respects to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The ADRs evidencing Offered ADSs will conform in all material respects to the description thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(p) Other Transaction Documents. Each Transaction Document has been duly authorized by the Company and, in the case of this Agreement, constitutes and, in the case of the Deposit Agreement when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute, a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability. Upon issuance by the Depositary of ADRs evidencing the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs evidencing Offering ADSs will be duly and validly issued and the persons in whose names the ADSs are registered will be entitled to the rights specified therein and in the Deposit Agreement.

(q) Description of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(r) No Violation or Default. Neither the Company nor any of its Significant Subsidiaries is (i) in violation of its articles of association, charter, bylaws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any property or asset of the Company or any of its Significant Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s) No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents and the consummation by the Company of the transactions contemplated by the Transaction Documents or the Pricing Disclosure Package and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the articles of association, charter, bylaws or similar organizational documents of the Company or any of its Significant Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority or body having jurisdiction over the Company or any of its subsidiaries or any of their properties (including, without limitation, the Companies Act 2006 and the Financial Services and Markets Act 2000 of the United Kingdom and the EU Regulation (No. 596/2014) on market abuse), except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents and the consummation by the Company of the transactions contemplated by the Transaction Documents, except (i) with regards to the issuance and sale of the Offered ADSs, for the registration of the ADSs under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the Nasdaq Global Select Market (the “Nasdaq Market”) and under applicable state securities laws in connection with the purchase and distribution of the Offered ADSs by the Underwriters and (ii) with regards to the issuance and transfer to the custodian for the Depositary or its nominee of the Shares.

(u) Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is or, to the knowledge of the Company, may be a party or to which any property of the Company or any of its subsidiaries is or, to the knowledge of the Company, may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; to the knowledge of the Company, no such Actions are threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(v) Independent Accountants. Deloitte & Touche LLP, which has audited certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(w) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(x) Intellectual Property. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) the Company and its subsidiaries own or have a valid and enforceable right to use all patents, trademarks, service marks, trade names, trade dress, domain names and other source indicators, social media identifiers and accounts, copyrights and copyrightable works, inventions, software, technology, know-how, trade secrets, systems, procedures, proprietary information and all other worldwide intellectual property, industrial property and similar proprietary rights of any kind or nature, including all goodwill associated with, and all registrations and applications for registration of, any of the foregoing (collectively, “Intellectual Property”) used, or otherwise necessary for, the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that this clause (i) shall not be construed as a representation or warranty of non-infringement of Intellectual Property; (ii) the Intellectual Property owned by the Company and its subsidiaries and, to the knowledge of the Company, the Intellectual Property licensed to the Company and its subsidiaries, is valid, subsisting and enforceable, (iii) to the knowledge of the Company, the Company’s and its subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate, and has not infringed, misappropriated, or violated, any Intellectual Property of any third party; (iv) the Company and its subsidiaries have not received any written notice of, nor are any of them otherwise aware of any facts that would form reasonable basis for, any claim of infringement, misappropriation or other violation of any Intellectual Property of any third party by the Company or any of its subsidiaries; and (v) to the knowledge of the Company, the Intellectual Property owned or controlled by the Company or any of its subsidiaries is not being infringed, misappropriated or otherwise violated, and, in the six years preceding the date of this Agreement, has not been infringed, misappropriated or otherwise violated, by any third party; (vi) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by any third party challenging the validity, scope or enforceability of any Intellectual Property owned or controlled by the Company or any of its subsidiaries; (vii) all employees or contractors engaged in the development of any Intellectual Property on behalf of the Company or any of its subsidiaries have executed an invention assignment agreement whereby such employees or contractors agree to assign all of their right, title and interest in and to such Intellectual Property to the Company or the applicable subsidiary, and to the knowledge of the Company, no such agreement has been breached or violated; and (viii) the Company and its subsidiaries use, and have used, reasonable efforts in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property of the Company and its subsidiaries the value of which is contingent upon maintaining the confidentiality thereof.

(y) Open Source Software. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) the Company and its subsidiaries use and have used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software and (ii) neither the Company nor any of its subsidiaries uses or distributes or has used or distributed any Open Source Software in any manner that requires or has required (A) the Company or any of its subsidiaries to permit reverse engineering of any software code or other technology owned by the Company or any of its subsidiaries or (B) any software code or other technology owned by the Company or any of its subsidiaries to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge.

(z) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(aa) Investment Company Act. The Company is not required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(bb) Taxes. The Company and its subsidiaries have paid all United States federal, state, local and non-U.S. taxes required to have been paid by them through the date hereof and have filed all tax returns required to be filed by them through the date hereof (taking into account any timely requested extensions thereof), except for any taxes being contested in good faith and for which adequate reserves have been taken in accordance with GAAP and, in each case, except as would not reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets that would reasonably be expected to have a Material Adverse Effect.

(cc) Licenses and Permits. The Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Pricing Disclosure Package, and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries, to the knowledge of the Company, has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course, except where the failure to pay or file or where such revocation, modification or nonrenewal would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(ee) Certain Environmental Matters. To the Company’s knowledge, the Company and each of its subsidiaries, taken as a whole, (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(ff) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has, to the knowledge of the Company, occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA) (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and, to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(gg) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act applicable to the Company and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(hh) Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act applicable to the Company and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its subsidiaries on a consolidated basis maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal control over financial reporting. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting (it being understood that nothing in this Agreement shall require the Company to comply with Section 404 of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”) as of an earlier date than it would otherwise be required to so comply under applicable law).

(ii) Cybersecurity; Data Protection. Except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, technology, data and databases (including all personal information, personally identifiable information or sensitive, confidential or regulated data and information related to an identifiable individual (“Personal Data”) and other data and information of their respective customers, employees, suppliers, vendors and any other third-party data maintained, stored or otherwise processed by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries) used in connection with their respective businesses (collectively, “IT Systems”), to the knowledge of the Company, are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted and as proposed to be conducted in the Registration Statement, the Pricing Disclosure

Package and the Prospectus, to the knowledge of the Company, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, back doors, drop-dead devices, malware and other corruptants, including software or hardware components that are designed to interrupt the use of, permit access to or disable, damage or erase any of the IT Systems; (ii) the Company and its subsidiaries have implemented and maintained commercially reasonable and appropriate controls, policies, procedures, and safeguards, consistent with industry standards and practices, to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems; (iii) to the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to any IT Systems, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same, and the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any breach, violation, outage or unauthorized use of or access to any IT Systems; (iv) the Company and its subsidiaries are presently, and at all prior times were, in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal and external policies, contractual obligations, industry standards and other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal, disclosure or other processing of Personal Data, the privacy and security of IT Systems and the protection of such IT Systems from unauthorized use, access, disablement, misappropriation or modification (“Data Protection Obligations”); (v) the Company and its subsidiaries have taken all necessary and commercially reasonable actions to prepare to comply with any applicable laws and regulations with respect to Personal Data that have been announced as of the date hereof as becoming effective within 12 months after the date hereof, and for which any non-compliance with same would be reasonably likely to create a material liability as soon they take effect; (vi) neither the Company nor any of its subsidiaries has received any notice of or complaint regarding or are otherwise aware of any facts that would reasonably indicate, non-compliance by the Company or any of its subsidiaries with any Data Protection Obligation and (vii) there is no pending or, to the knowledge of the Company, threatened action, suit, investigation or proceeding against the Company or any of its subsidiaries by or before any court or governmental agency, authority or body against the Company or any of its subsidiaries, alleging non-compliance with any Data Protection Obligations by the Company or any of its subsidiaries.

(jj) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks which the Company believes are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(kk) No Unlawful Payments. Neither the Company nor any of its subsidiaries, nor any director or officer of the Company or any of its subsidiaries nor, to the knowledge of the Company, any employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ll) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(mm) No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the

Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria, the Crimea Region of Ukraine and the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic regions of Ukraine (each, a “Sanctioned Country”). For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(nn) No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s share capital or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(oo) No Broker’s Fees. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the deposit of the Shares with the Depositary or its nominee and offering and sale of the Offered ADSs.

(pp) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or, to the knowledge of the Company, the issuance and sale of the Offered ADSs.

(qq) No Stabilization. Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Offered ADSs.

(rr) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in any of the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ss) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(tt) Sarbanes Oxley Act. To the extent applicable to the Company on the date hereof, there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications (it being understood that nothing in this Agreement shall require the Company to comply with Section 404 of the Sarbanes Oxley Act as of an earlier date than it would otherwise be required to so comply under applicable law).

(uu) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Offered ADSs and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(vv) No Ratings. There are (and prior to the Closing Date, will be) no debt securities, convertible securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) under the Exchange Act.

(ww) Transfer Taxes. Except as described in the Registration Statement or the Prospectus, no stamp, documentary, issuance, registration, transfer or other similar taxes or duties (including United Kingdom stamp duty and stamp duty reserve tax) (“Transfer Taxes”) are required to be paid by or on behalf of the Underwriters in the United Kingdom or the United States or to any taxing authority thereof or therein in connection with (i) the execution or delivery of this Agreement or the Deposit Agreement or (ii) the creation, issuance, allotment and deposit of the Shares with the Depositary or its nominees and the creation, issuance and delivery of the corresponding ADSs (and any corresponding ADRs evidencing such corresponding ADSs) to the Selling Shareholder.

(xx) Tax residence. The Company is resident for tax purposes solely in the United Kingdom and has no permanent establishment in any other jurisdiction.

(yy) Corporate Reorganization. No liability for Transfer Taxes or liability to other taxes or duties, in each case which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, will arise to the Company or any subsidiary as a result of the Corporate Reorganization or any steps taken pursuant thereto.

(zz) No Immunity. Neither the Company nor any of its subsidiaries or their properties or assets has immunity under English, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any English, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its subsidiaries or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by the Transaction Documents, may at any time be commenced, the Company has, pursuant to Section 18(g) of this Agreement, waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law.

(aaa) Enforcement of Foreign Judgments. Subject to limited grounds (such as public policy considerations or service deficiencies), any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon any of the Transaction Documents could be used as the basis for enforcement (via the issuance of a separate debt claim) against the Company by the courts of England and Wales, without reconsideration or reexamination of the merits.

(bbb) Valid Choice of Law. The choice of laws of the State of New York as the governing law of the Transaction Documents is a valid choice of law under the laws of England and Wales and will be honored by the courts of England and Wales, subject to the restrictions described under the caption “Enforcement of Civil Liabilities” in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Company has the power to submit, and pursuant to Section 18(c) of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.

(ccc) Indemnification and Contribution. The indemnification and contribution provisions set forth in Section 9 hereof do not contravene the laws of England and Wales (to the extent applicable) or United Kingdom public policy.

(ddd) Passive Foreign Investment Company. Subject to the qualifications, limitations, exceptions and assumptions set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company does not believe it was a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the Code for its most recently completed taxable year and the Company does not expect to be a PFIC for the foreseeable future.

(eee) Dividends. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no approvals are currently required in England and Wales in order for the Company to pay dividends or other distributions declared by the Company to the holders of Shares. Under current laws and regulations of England and Wales, any amount payable with respect to the Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company in United States dollars or euros and freely transferred out of the United Kingdom, and no such payments made to the holders thereof or therein who are non-residents of the United Kingdom will be subject to withholding taxes under laws and regulations of the United Kingdom or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the United Kingdom or any political subdivision or taxing authority thereof or therein.

(fff) Legality. Other than filings required to be made with the Commission, the legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the Pricing Disclosure Package, the Prospectus, this Agreement or the Offered ADSs in any jurisdiction in which the Company is incorporated or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document.

(ggg) Legal Action. A holder of the Offered ADSs and each Underwriter are each entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of their respective rights under this Agreement and the Shares and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in England and Wales may be required to guarantee payment of a possible order for payment of costs or damages at the request of the defendant.

(hhh) Foreign Private Issuer. The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.

4. Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to each Underwriter that:

(a) Required Consents; Authority. All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Shareholder of this Agreement, for the deposit of the Shares being deposited with the Depositary by the Selling Shareholder against issuance of the Offered ADSs to be delivered by the Selling Shareholder at the Closing Date and the Additional Closing Date, and for the sale and delivery of the Offered ADSs to be sold by the Selling Shareholder hereunder, have been obtained, except for the registration under the Act of the Offered ADSs and such consents, approvals, authorizations and orders as may be required under state or non-US securities or blue sky laws, the rules and regulations of FINRA or the approval for listing on the Nasdaq Market or such other approvals as have been or will be made or obtained on or prior to the Closing Date, and as would not, individually or in the aggregate, result in a material adverse effect on the ability of the Selling Shareholder to consummate the transactions contemplated hereunder; and the Selling Shareholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered ADSs to be sold by the Selling Shareholder hereunder; this Agreement has been duly authorized, executed and delivered by the Selling Shareholder.

(b) No Conflicts. The execution, delivery and performance by the Selling Shareholder of this Agreement, the deposit of the Shares being deposited with the Depositary by the Selling Shareholder against issuance of the Offered ADSs to be delivered at the Closing Date and the Additional Closing Date by the Selling Shareholder, the sale of the Offered ADSs to be sold by the Selling Shareholder and the consummation by the Selling Shareholder of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Selling Shareholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder is bound or to which any of the property, rights or assets of the Selling Shareholder is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Selling Shareholder or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, materially and adversely impact the ability of the Selling Shareholder to perform its obligations under this Agreement.

(c) The Shares and Offered ADSs. The Selling Shareholder will have, immediately prior to the Closing Date or the Additional Closing Date, as the case may be, good and valid title to the Shares represented by the ADSs to be sold at the Closing Date or the Additional Closing Date, as the case may be, free and clear of all liens, encumbrances, equities or adverse claims; upon the delivery of and payment for the Offered ADSs to be sold by the Selling Shareholder on the Closing Date or the Additional Closing Date, as the case may be, hereunder, the several Underwriters will acquire valid title to the Offered ADSs to be delivered by the

Selling Shareholder on the Closing Date or the Additional Closing Date, as the case may be, free and clear of all liens, encumbrances, equities or adverse claims; the Offered ADSs to be sold by the Selling Shareholder will be freely transferable by the Selling Shareholder to or for the account of the several Underwriters and (to the extent described in the Prospectus) the initial purchasers thereof; and there are no restrictions on subsequent transfers of the Offered ADSs under the laws of England and Wales or the United States. Upon (i) due issuance by the Depositary of the Offered ADSs against the deposit of Shares in respect thereof and/or (ii) due execution and delivery by the Depositary of ADRs evidencing Offered ADSs against the deposit of Shares in respect thereof, in accordance with the provisions of the Deposit Agreement, such Offered ADSs and/or ADRs will be duly and validly issued and the persons in whose names the Offered ADSs and/or the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement.

(d) No Stabilization. The Selling Shareholder and its subsidiaries have not taken and will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Offered ADSs.

(e) Pricing Disclosure Package. The information specifically relating to the Selling Shareholder contained in the Pricing Disclosure Package, at the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Selling Shareholder’s representation under this clause (e) shall only apply to any such statement or omission made in reliance upon and in conformity with information specifically relating to the Selling Shareholder furnished to the Company in writing by the Selling Shareholder expressly for use in the Pricing Disclosure Package, and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by the Selling Shareholder consists of (A) the legal name and address of the Selling Shareholder and the other information about the Selling Shareholder set forth in the footnote relating to the Selling Shareholder under the caption “Principal and Selling Shareholder”, (B) the number of ordinary shares beneficially owned by the Selling Shareholder before and after the offering (excluding percentages) that appears in the table under the caption “Principal and Selling Shareholder,” (C) the description of the Facility (as defined herein) under the caption “Existing SoftBank Group Facility” in the Management’s Discussion and Analysis of Financial Condition and Results of Operations and Related Party Transactions sections and the description of the New Softbank Group Facility under the caption “New SoftBank Group Facility” in the Related Party Transactions section in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and (D) the description in the Registration Statement, the Pricing Disclosure Package and the Prospectus of the acquisition by a subsidiary of SoftBank Group Corp. (“SoftBank”) of substantially all of SoftBank Vision Fund L.P.’s interest in Arm Limited (collectively, the “Selling Shareholder Information”).

(f) Issuer Free Writing Prospectus and Written Testing-the-Waters Communication. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Selling Shareholder (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus or Written Testing-the-Waters Communication, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A or Annex B hereto, each electronic road show and any other written communications approved in writing in advance by the Company and the Representatives.

(g) Registration Statement and Prospectus. As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Selling Shareholder’s representations and warranties under this section 4(g) are limited solely to the Selling Shareholder Information.

(h) Material Information. The sale of the Offered ADSs by the Selling Shareholder is not and will not be prompted by any material information concerning the Company which is not set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(i) Organization and Good Standing. Such Selling Shareholder has been duly organized and is validly existing and in good standing (or their jurisdictional equivalent, if any) under the laws of its respective jurisdictions of organization.

(j) Transfer Taxes. Except as described in the Registration Statement or the Prospectus, no Transfer Taxes are required to be paid by or on behalf of the Underwriters in the United Kingdom or the United States or to any taxing authority thereof or therein in connection with (i) the sale of the Offered ADSs (and any corresponding ADRs evidencing such Offered ADSs) to the Underwriters in the manner contemplated in this Agreement or (ii) the initial sale and delivery by the Underwriters of the Offered ADSs (and any corresponding ADRs evidencing such Offered ADSs) through the facilities of DTC to the initial purchasers thereof.

5. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act and will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

(b) Delivery of Copies. The Company will deliver, upon request and without charge, (i) to the Representatives, four signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Offered ADSs as in the opinion of counsel for the Underwriters a prospectus relating to the Offered ADSs is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Offered ADSs by any Underwriter or dealer.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object in a timely manner.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing (which may be by electronic mail), (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Pricing Disclosure Package, the Prospectus, or any Issuer Free Writing Prospectus or any Written Testing-the-Waters

Communication or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information including, but not limited to, any request for information concerning any Testing-the-Waters Communication; (v) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, or the Prospectus or any Written Testing-the-Waters Communication or the initiation or threatening, of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Pricing Disclosure Package, or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package, or any such Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Offered ADSs for offer and sale in any jurisdiction or the initiation or, to the knowledge of the Company, threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or any Written Testing-the-Waters Communication or suspending any such qualification of the Offered ADSs and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f) Blue Sky Compliance. The Company will use its commercially reasonable efforts, with the cooperation of the Underwriters, to qualify the Offered ADSs for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will use its commercially reasonable efforts to continue such qualifications in effect so long as required for distribution of the ADSs; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable but in any event not later than sixteen months after the effective date of the Registration Statement (as defined under Rule 158(c) under the Securities Act), an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission promulgated thereunder (including, at the option of the Company, Rule 158); provided that the Company will be deemed to have furnished such statements to its security holders and the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”) or any successor system.

(h) Clear Market. For a period of 180 days after the date of the Prospectus (the “Lock-Up Period”), the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Commission a registration statement under the Securities Act relating to, Ordinary Shares or ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or ADSs or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or ADSs or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than Offered ADSs to be sold hereunder.

The restrictions described above do not apply to (i) the issuance of Ordinary Shares or securities convertible into or exercisable for Ordinary Shares pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of restricted stock units (“RSUs”) (including net settlement), in each case outstanding on the date of this Agreement and described in the Prospectus; (ii) grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares (whether upon the exercise of stock options or otherwise) to the Company’s employees, officers, directors, advisors, or consultants pursuant to the terms of any equity compensation plan described in the Prospectus, provided that such recipients either enter into a lock-up agreement with the Underwriters or are otherwise bound by a “lock-up” or similar provision under such equity compensation plan for the duration of the Lock-Up Period that the Company will not release or otherwise waive during the Lock-Up Period without the prior written consent of any two of the four Representatives, in accordance with Section 5(n) hereunder; (iii) the issuance of up to 10% of the Ordinary Shares, or securities convertible into, exercisable for, or which are otherwise exchangeable for, Ordinary Shares, outstanding immediately following the Closing Date, in acquisitions or other similar strategic transactions, provided that such recipients enter into a lock-up agreement with the Underwriters covering the remainder of the Lock-Up Period; (iv) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan described in the Prospectus or any assumed benefit plan pursuant to an acquisition or similar strategic transaction; or (v) facilitating the establishment of a trading plan on behalf of a shareholder, officer, employee or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares, or securities convertible into, exercisable for or which are otherwise exchangeable for Ordinary Shares, provided that (i) such trading plan does not provide for the transfer of Ordinary Shares, or securities convertible into, exercisable for or which are otherwise exchangeable for Ordinary Shares during the Lock-Up Period and (ii) to the extent a public announcement under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such trading plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares, or securities convertible into, exercisable for or which are otherwise exchangeable for Ordinary Shares may be made under such plan during the Lock-Up Period.

If any two of the four Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up agreement described in Section 8(o) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver substantially in the form of Exhibit B hereto at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver, or through any other permitted method.

(i) No Stabilization. Neither the Company nor its subsidiaries will take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Offered ADSs or the Ordinary Shares.

(j) Exchange Listing. The Company will use its reasonable best efforts to list for quotation the Offered ADSs on the Nasdaq Market.

(k) Reports. For a period of two years following the date of this Agreement, the Company will furnish to the Representatives, promptly after they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares or ADSs, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed or furnished on EDGAR or any successor system .

(l) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(m) Filings. The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

(n) Agreements with Securityholders. Until the expiration of the Lock-Up Period, the Company will (A) enforce all existing agreements between the Company and any of its securityholders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities; (B) direct the transfer agent and/or equity plan administrator to place stop transfer restrictions upon any such securities of the Company that are bound by such existing “lock-up”, “market stand-off”, “holdback” or similar provisions of such agreements for the duration of the Lock-Up Period; and (C) not release or otherwise grant any waiver of such provisions in such agreements without the prior written consent of any two of the four Representatives.

(o) Transfer Taxes Indemnity. It shall pay, and shall indemnify and hold the Underwriters harmless against, any Transfer Taxes (and any interest or penalties imposed thereon, save to the extent arising after payment by the Company under this Section 5(o)) that are payable by the Company, the Underwriters, the Depositary, DTC or any of their respective affiliates in respect of (i) the execution or delivery of this Agreement or the Deposit Agreement or (ii) the creation, issuance, allotment and deposit of the Shares with the Depositary or its nominees in the manner contemplated in the Deposit Agreement.

6. Further Agreements of the Selling Shareholder. The Selling Shareholder covenants and agrees with each Underwriter that:

(a) No Stabilization. The Selling Shareholder and its subsidiaries have not taken and will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Offered ADSs.

(b) Tax Form. It will deliver to the Representatives prior to or at the Closing Date a properly completed and executed United States Internal Revenue Service Form W-8-BEN-E (or other applicable form or statement specified by the Treasury Department regulations or the Internal Revenue Service in lieu thereof) in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

(c) Transfer Taxes Indemnity. It shall pay, and shall indemnify and hold the Underwriters harmless against, any Transfer Taxes (and any interest or penalties imposed thereon, save to the extent arising after payment by the Selling Shareholder under this Section 6(c)) that are payable (1) by it in respect of the execution or delivery of this Agreement or the Deposit Agreement or (2) by the Selling Shareholder, the Underwriters, the Depositary, DTC or any of their respective affiliates in respect of (i) the execution or delivery of the master custodial services agreement for structural safekeeping accounts entered into on [•], 2023 between, among others, Citibank, N.A. – New York Branch, as Custodian (as defined therein), and Softbank Group Corp., as Master Client (as defined therein) or (ii) the creation, issuance, delivery and sale of the Offered ADSs (and any corresponding ADRs evidencing such Offered ADSs) to the Underwriters in the manner contemplated in this Agreement or (iii) the initial sale and delivery by the Underwriters of the Offered ADSs (and any corresponding ADRs evidencing such Offered ADSs) through the facilities of DTC to the initial purchasers thereof, in each case, so far as relating to the Offered ADSs (and any corresponding ADRs evidencing such Offered ADSs) sold by the Selling Shareholder.

(d) Use of Proceeds. It will not directly or indirectly use the proceeds of the offering of the Offered ADSs to be sold by it hereunder, or lend, contribute or otherwise make available such proceeds to a subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country in a manner that would violate Sanctions and (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

7. Certain Agreements of the Underwriters. Each Underwriter hereby severally represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 5(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Offered ADSs unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company and the Selling Shareholder if any such proceeding against it is initiated during the Prospectus Delivery Period).

8. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten ADSs on the Closing Date or the Option ADSs on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company and the Selling Shareholder of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The respective representations and warranties of the Company and the Selling Shareholder contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers and of the Selling Shareholder and their officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c) No Material Adverse Change. No event or condition of a type described in Section 3(i) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which, in the judgment of the Representatives, makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered ADSs on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(d) Officers’ Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, (x) a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is reasonably satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations of the Company set forth in Section 3(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a) and (c) above and (y) a certificate of the Selling Shareholder, in form and substance reasonably satisfactory to the Representatives, (A) confirming that the representations of the Selling Shareholder set forth in Section 4 of this agreement are true and correct and (B) confirming that the Selling Shareholder has complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date.

(e) Comfort Letters. (i) On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Deloitte & Touche LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than two business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(ii) On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its chief financial officer with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(f) Opinion and 10b-5 Statement of U.S. Counsel for the Company. Morrison & Foerster LLP, U.S. counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(g) Opinion of English Counsel for the Company. Morrison & Foerster (UK) LLP, English counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(h) Opinion of Counsel for the Selling Shareholder. Sullivan & Cromwell LLP, counsel for the Selling Shareholder, shall have furnished to the Representatives, at the request of the Selling Shareholder, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(i) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement, addressed to the Underwriters, of Davis Polk & Wardwell LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j) Opinion of Counsel for the Depositary. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, addressed to the Underwriters with respect to such matters as the Representatives may reasonably request and in form and substance reasonably satisfactory to the Representatives.

(k) Opinion of English Tax Counsel for the Company. Slaughter and May, English tax counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(l) Repayment of Certain Debt. On or prior to the Closing Date, SoftBank shall have provided evidence reasonably satisfactory to the Representatives and the Company that (i) SoftBank or its subsidiaries have repaid that certain term loan facility, pursuant to which a subsidiary of SoftBank borrowed $8.5 billion (the “Facility”), and for which the Company entered into a springing guarantee and indemnity pursuant to which the Company agreed to, upon the occurrence of certain triggering events, provide a guarantee to the lenders for amounts borrowed under the Facility and (ii) the Company has no further obligations, whether current or springing, to perform under or make payment on the Facility.

(m) No Legal Impediment to Issuance and Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Offered ADSs; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Offered ADSs.

(n) Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, reasonably satisfactory evidence of the good standing of the Company and its Significant Subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions, and in each case where the concept of good standing is recognized pursuant to the law of such jurisdiction.

(o) Exchange Listing. The ADSs to be delivered on the Closing Date or the Additional Closing Date, as the case may be, shall have been approved for listing on the Nasdaq Market, subject to official notice of issuance.

(p) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit D hereto, between the Representatives, officers and directors of the Company and the Selling Shareholder, relating to sales and certain other dispositions of Ordinary Shares, ADSs or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date or the Additional Closing Date, as the case may be.

(q) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company and the Selling Shareholder shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

9. Indemnification and Contribution.

(a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and documented legal fees and other reasonable expenses actually incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred and documented), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Written Testing-the-Waters Communication, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in paragraph (c) below.

(b) Indemnification of the Underwriters by the Selling Shareholder. The Selling Shareholder agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only to the extent that such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any Selling Shareholder Information. The aggregate liability of the Selling Shareholder pursuant to this section shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to the Selling Shareholder from the sale of the Offered ADSs sold by the Selling Shareholder hereunder (the “Selling Shareholder Proceeds”).

(c) Indemnification of the Company and the Selling Shareholder. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Selling Shareholder, their respective directors, the officers of the Company who signed the Registration Statement and each person, if any, who controls the Company or the Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including, without limitation, reasonable and documented legal fees and other reasonable expenses actually incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred and documented) that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter directly or through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fifth paragraph under the caption “Underwriting”, and the information contained in the nineteenth, twentieth and twenty-first paragraphs under the caption “Underwriting.”

(d) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 9, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying

Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section that the Indemnifying Person may designate in such proceeding and shall pay the reasonable and documented fees and expenses in such proceeding and shall pay the reasonable and documented fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company and any such separate firm for the Selling Shareholder shall be designated in writing by the Selling Shareholder. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e) Contribution. If the indemnification provided for in paragraphs (a), (b) or (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder, on the one hand, and the Underwriters on the other, from the offering of the Offered ADSs or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Selling Shareholder, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the Selling Shareholder Proceeds and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Offered ADSs. The relative fault of the Company and the Selling Shareholder, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f) Limitation on Liability. The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (e) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any reasonable and documented legal or other reasonable expenses actually incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (e) and (f), in no event shall (i) an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Offered ADSs exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the Selling Shareholder be required to contribute any amount in excess of the Selling Shareholder Proceeds. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (e) and (f) are several in proportion to their respective purchase obligations hereunder and not joint.

(g) Non-Exclusive Remedies. The remedies provided for in this Section 9 paragraphs (a) through (f) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10. Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

11. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company and the Selling Shareholder, if after the execution and delivery of this Agreement and on or prior to the Closing Date or, in the case of the Option ADSs, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or The Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered ADSs on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

12. Defaulting Underwriter.

(a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Offered ADSs that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Offered ADSs by other persons satisfactory to the Company and the Selling Shareholder on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Offered ADSs, then the Company and the Selling Shareholder shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Offered ADSs on such terms. If other persons become obligated or agree to purchase the Offered ADSs of a defaulting Underwriter, either the non-defaulting Underwriters or the Company and the Selling Shareholder may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company, counsel for the Selling Shareholder or counsel for the Underwriters may be necessary in the

Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 12, purchases Offered ADSs that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Offered ADSs of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Shareholder as provided in paragraph (a) above, the aggregate number of Offered ADSs that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Offered ADSs to be purchased on such date, then the Company and the Selling Shareholder shall have the right to require each non-defaulting Underwriter to purchase the number of Offered ADSs that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Offered ADSs that such Underwriter agreed to purchase on such date) of the Offered ADSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Offered ADSs of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Shareholder as provided in paragraph (a) above, the aggregate number of Offered ADSs that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Offered ADSs to be purchased on such date, or if the Company and the Selling Shareholder shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Offered ADSs on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of the Company and the Selling Shareholder, except that the Company and the Selling Shareholder will continue to be liable for the payment of expenses as set forth in Section 13 hereof and except that the provisions of Section 9 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Selling Shareholder or any non-defaulting Underwriter for damages caused by its default.

13. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses actually incurred and incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (ii) the costs of reproducing and distributing each of the Transaction Documents; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the costs and charges of any transfer agent and any registrar; (v) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; provided that the aggregate amount payable by the Company pursuant to clause (v) shall not exceed $50,000; (vi) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; provided, however, that the Underwriters shall pay all of the travel, lodging and other expenses of the Underwriters or any of their employees, advisors or representatives incurred by them in connection with the “road show,” and provided further, that the Company and the Underwriters shall each pay 50% of the cost of any aircraft chartered in connection with such “road show”; and (vii) all expenses and application fees related to the listing of the Offered ADSs on the Nasdaq Market.

(b) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Selling Shareholder will pay or cause to be paid all costs and expenses incident to the performance of their obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and the Offered ADSs and any taxes payable in that connection and (ii) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Offered ADSs under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters).

(c) If (i) this Agreement is terminated pursuant to Section 11 or (ii) the Underwriters decline to purchase the Offered ADSs for any reason permitted under this Agreement (other than pursuant to Section 12), the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby; provided, however, if the Selling Shareholder for any reason fails to tender the Offered ADSs for delivery to the Underwriters, the Selling Shareholder agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby and, for the avoidance of doubt, the Company shall not have any liability for such costs and expenses.

14. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein and the affiliates of each Underwriter referred to in Section 9 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Offered ADSs from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

15. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Shareholder and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Selling Shareholder or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Offered ADSs and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Shareholder or the Underwriters or the directors, officers, controlling persons or affiliates referred to in Section 9 hereof.

16. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

17. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Shareholder, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

18. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, Fax No.: 646-834-8133); c/o Goldman Sachs & Co. LLC, 200 West Street New York, New York 10282, Attention: Registration Department, Fax No.: (212) 902-9316, Email: registration-syndops@ny.email.gs.com; c/o J.P. Morgan Securities LLC, 383 Madison Avenue New York, New York 10179, Fax No.: (212) 622-8358), Attention: Equity Syndicate Desk; and c/o Mizuho Securities USA LLC, 1271 Avenue of the Americas New York, NY 10020, Attention: Equity Capital Markets, Email: legalnotices@mizuhogroup.com. Notices to the Company shall be given to it at Arm Holdings plc, 110 Fulbourn Road, Cambridge CB1 9NJ, United Kingdom; Attention: Spencer Collins, Executive Vice President and Chief Legal Officer. Notices to the Selling Shareholder shall be given to the Selling Shareholder at [•].

(b) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c) Submission to Jurisdiction. Each of the Company and the Selling Shareholder hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and the Selling Shareholder waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Company and the Selling Shareholder agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and the Selling Shareholder, as applicable, and may be enforced in any court to the jurisdiction of which the Company and Selling Shareholder, as applicable, is subject by a suit upon such judgment.

The Company irrevocably appoints Arm, Inc., located at 120 Rose Orchard Way, San Jose, CA 95134, as its authorized agent in the United States, upon which process may be served in any suit or proceeding, and the Company agrees that service of process upon the authorized agent, and written notice of such service to the Company by the person serving the same to the address provided in this Section 18(c), shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of six years from the date of this Agreement.

(d) Withholding and Gross-up. All sums payable by the Company or the Selling Shareholder to the Underwriters under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, unless the deduction or withholding is required by law, in which case the Company or the Selling Shareholder (as relevant) shall pay such additional amount as will result in the receipt by each Underwriter of the full amount that would have been received had no deduction or withholding been made, except to the extent that such taxes or duties (i) were imposed due to a connection of an Underwriter with the jurisdiction under the law of which the withholding or deduction was made other than the entering into of this Agreement or receipt of payments hereunder or (ii) would not have been imposed but for the failure of such Underwriter to comply with any reasonable certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the relevant jurisdiction of the Underwriter or the beneficial ownership of the Shares or Offered ADSs, or any other reasonable requirement to make any application or claim for treaty relief to any tax authority, provided that the Selling Shareholder agrees to indemnify each Underwriter for the reasonable costs incurred in making any such application or claim for treaty relief. If such compliance is required or imposed by law as a precondition to an exemption from, or reduction in, such taxes or duties. In the event that the Underwriters are entitled to an exemption from or reduction in withholding tax with respect to any sums payable by the Company or the Selling Shareholder, the Underwriters shall use commercially reasonable efforts to provide the Company and the Selling Shareholder with such certification, identification or other documentation as the Company or the Selling Shareholder may reasonably request to establish such exemption from or reduction in withholding tax.

(e) VAT. All sums payable to the Underwriters shall be considered to be exclusive of any value added tax chargeable pursuant to the Value Added Tax Act 1994 or any equivalent value added or sales tax whether imposed in the United Kingdom (instead of or in addition to value added tax) or elsewhere from time to time (“VAT”). Where VAT is or becomes chargeable in respect of any amount payable hereunder to the Underwriters, the Company or the Selling Shareholder (as relevant) shall in addition to the sum payable hereunder (and at the same time) pay an amount equal to any applicable VAT for which the Underwriters are liable to account subject to receipt of a valid VAT invoice (or equivalent documentation in any jurisdiction other than the United Kingdom (to the extent required)) from the Underwriters. Where the Company or the Selling Shareholder is required by the terms of this Agreement to reimburse or indemnify any Underwriter for any cost or expense, the Company or the Selling Shareholder (as relevant) shall reimburse or indemnify the relevant Underwriter for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that the Underwriter (or any member of the Underwriter’s group for VAT purposes) is entitled to credit or repayment in respect of such VAT.

(f) Judgment Currency. The Company and the Selling Shareholder agree, severally and not jointly, to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Selling Shareholder and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(g) Waiver of Immunity. To the extent that the Company or the Selling Shareholder have or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) England and Wales, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company and the Selling Shareholder hereby irrevocably waive such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

(h) Waiver of Jury Trial. Each of the parties hereto hereby waives, to the fullest extent permitted by applicable law, any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(i) Counterparts and Electronic Signatures. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

(j) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(k) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

19. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this Section 19:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

20. Contractual Recognition of EU Bail-in. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the parties hereto and Intesa Sanpaolo S.p.A (the “EU Bail-in Party”), each of the other parties acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority and acknowledges, accepts, and agrees to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the EU Bail-in Party to the other parties under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)	the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)

the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the EU Bail-in Party or another person, and the issue to or conferral on the other parties hereto of such shares, securities or obligations;

(iii)	the cancellation of the BRRD Liability;

(iv)	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

(c) As used in this section:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-in Powers” means any write-down and conversion powers as defined in relation to the relevant Bail-in Legislation;

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

“EU Bail-in Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) as in effect from time to time;

“BRRD Liability” means a liability in respect of which the relevant write-down and conversion powers in the applicable Bail-in Legislation may be exercised; and

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the EU Bail-in Party.

21. Contractual Recognition of UK Bail-in. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the parties hereto and Standard Chartered Bank (the “UK Bail-in Party”), each of the other parties acknowledges and accepts that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority, and acknowledges, accepts, and agrees to be bound by:

(a) the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of the UK Bail-in Party to the other parties under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)	the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

(ii)

the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the UK Bail-in Party or another person, and the issue to or conferral on the other parties hereto of such shares, securities or obligations;

(iii)	the cancellation of the UK Bail-in Liability;

(iv)	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b) the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

(c) For the purposes of this Section:

“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.

“UK Bail-in Powers” means the powers under the UK Bail-in Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person such liability, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of such liability.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

ARM HOLDINGS PLC

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

KRONOS II LLC

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted: As of the date first written above

[•]

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By
Authorized Signatory

[Signature Page to Underwriting Agreement]

Schedule 1

Underwriter	Total Number of ADS to be Purchased
Barclays Capital Inc.	[•]
Goldman Sachs & Co. LLC	[•]
J.P. Morgan Securities LLC	[•]
Mizuho Securities USA LLC	[•]
BofA Securities, Inc.	[•]
Citigroup Global Markets Inc.	[•]
Deutsche Bank Securities Inc.	[•]
Jefferies LLC	[•]
BNP Paribas Securities Corp.	[•]
Credit Agricole Securities (USA) Inc.	[•]
MUFG Securities Americas Inc.	[•]
Natixis Securities Americas LLC	[•]
Santander US Capital Markets LLC	[•]
SMBC Nikko Securities America, Inc.	[•]
BMO Capital Markets Corp.	[•]
Daiwa Capital Markets America Inc.	[•]
Guggenheim Securities, Inc.	[•]
HSBC Securities (USA) Inc.	[•]
Intesa Sanpaolo S.p.A.	[•]
Independence Point Securities LLC	[•]
KeyBanc Capital Markets Inc.	[•]
Loop Capital Markets LLC	[•]
Samuel A. Ramirez & Company, Inc.	[•]
Rosenblatt Securities Inc.	[•]
SG Americas Securities, LLC	[•]
Cowen and Company, LLC	[•]
Nomura Securities International, Inc.	[•]
WR Securities, LLC	[•]
Total	[•]

Schedule 1 - 1

Schedule 2

Selling Shareholder	Total Number of ADSs to be sold:
Kronos II LLC	[•]

Schedule 2 - 1

Schedule 3

Significant Subsidiaries

1.	Arm Embedded Technologies Private Limited

2.	Arm France SAS

3.	Arm, Inc.

Schedule 3 - 1

Annex A

Pricing Disclosure Package

a.	[Issuer free writing prospectus dated [•]]

b.	Pricing Information Provided Orally by Underwriters

Public Offering Price: $[•]

Number of ADSs: [•]

Annex A -1

Annex B

Written Testing-the-Waters Communications

[None]

Annex B -1

Annex C

Pricing Term Sheet

None

Annex C -1

Exhibit A

Testing the waters authorization letter

[Intentionally omitted]

Exhibit A -1

Exhibit B

Form of Waiver of Lock-up

[Intentionally omitted]

Exhibit B -1

Exhibit C

Form of Press Release

[Intentionally omitted]

Exhibit C -1

Exhibit D

FORM OF LOCK-UP AGREEMENT

[•], 2023

Barclays Capital Inc.

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Goldman Sachs & Co. LLC

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Mizuho Securities USA LLC

c/o Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

As Representatives of

the several Underwriters listed in

Schedule 1 to the Underwriting

Agreement referred to below

Re: Arm Holdings plc — Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Arm Holdings plc, a public limited company incorporated under the laws of England and Wales (the “Company”), and Kronos II LLC (the “Selling Shareholder”), a subsidiary of Softbank Group Corp., providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of American Depositary Shares (“ADSs”) each representing one ordinary share of the Company, par value £0.001 per share (the “Ordinary Shares” and, together with the ADSs, the “Equity Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

Exhibit D -1

“Affiliate” shall mean, with respect to any person, any other person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such person; provided, that no portfolio company of SoftBank Group Corp. or its Affiliates shall be considered an Affiliate of the Selling Shareholder for purposes of this Agreement. “Affiliated” shall have a correlative meaning.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the ADSs to be sold by the Selling Shareholder pursuant to the Underwriting Agreement (the “Offered ADSs”), and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of any two of the four Representatives on behalf of the Underwriters, the undersigned will not, and will not cause any direct or indirect Affiliate to, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending at the close of business 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Equity Securities or any securities convertible into or exercisable or exchangeable for Equity Securities (including without, limitation, Equity Securities or such other securities beneficially owned by the undersigned in accordance with the rules and regulations of the U.S. Securities and Exchange Commission) (collectively, the “Lock-Up Securities”), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, [(3) make any demand for, or exercise any right with respect to, the registration of any Lock-Up Securities]1, or (4) publicly disclose the intention to do any of the foregoing. [For the avoidance of doubt, to the extent that the undersigned has demand, piggyback and/or other registration rights in respect of any Lock-Up Securities, nothing in this Letter Agreement will prohibit the undersigned from exercising its demand and/or piggyback registration rights and/or undertaking (or obtaining that any other party undertake) preparations related thereto, including any confidential submission of a registration statement with the U.S. Securities and Exchange Commission during the Restricted Period).]2 For the avoidance of doubt, nothing contained herein will be construed to prohibit the undersigned from causing any direct or indirect Affiliate of the undersigned to take any action permitted under any lock-up letter such Affiliate has delivered to the Representatives. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Lock-Up Securities, in cash or otherwise.

[1]	NTD: To be excluded only from Softbank lock-up.
[2]	NTD: To be included only in Softbank lock-up.

Exhibit D -2

Notwithstanding the foregoing, the undersigned may:

(a) transfer or dispose of the undersigned’s Lock-Up Securities:

(i) as a bona fide gift or gifts, charitable contribution or contributions or for bona fide estate planning purposes,

(ii) by will, other testamentary document or intestate succession,

(iii) to any member or members of the undersigned’s immediate family or to any trust or limited family partnership for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin),

(iv) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree, separation agreement or other final order of a court or regulatory agency, or to comply with any regulations related to the undersigned’s ownership of the Lock-Up Securities,

(v) to a partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests,

(vi) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (v) above,

(vii) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to any direct or indirect members, partners or stockholder of the undersigned, and in any such case such transfer is not undertaken for the purpose of avoiding the restrictions imposed by this Letter Agreement,

(viii) to the Company pursuant to any contractual arrangement that provides for the forfeiture of the undersigned’s securities in connection with death or disability, or the termination of the undersigned’s employment or other service relationship with the Company or an affiliated entity, or the undersigned’s failure to meet certain conditions set out upon receipt of such securities,

Exhibit D -3

(ix) as part of transactions relating to the undersigned’s Lock-Up Securities acquired (A) from the Underwriters in the Public Offering (except, in the case of officers or directors, for any issuer-directed ADSs) or (B) in open market transactions after the closing date for the Public Offering,

(x) to the Company in connection with the vesting, settlement, or exercise of restricted stock units, options, warrants or other rights to purchase shares of Equity Securities (including, in each case, by way of “net” or “cashless” exercise), for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights, provided that any such shares of Equity Securities received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement, and provided further that any such restricted stock units, options, warrants or rights are held by the undersigned pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or

(xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of Affiliated persons, of capital shares if, after such transfer, such person or group of Affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Letter Agreement;

provided that (A) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (v) and (vi), such transfer shall not involve a disposition for value and, in each such case and in the case of any transfer or distribution pursuant to clause (a)(iv) and (vii), each donee, devisee, transferee or distributee shall execute and deliver to the Representatives a lock-up letter substantially in the form of this Letter Agreement (unless such donee, devisee, transferee or distributee has already signed and delivered a lock-up letter to the Representatives), (B) in the case of any transfer or distribution pursuant to clause (a) (i), (ii), (iii), (v) and (vi) , no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution and (C) in the case of any transfer or distribution pursuant to clause (a)(iv), (vii), (viii), (ix) and (x) it shall be a condition to such transfer that no public filing, report or announcement not otherwise required under applicable law shall be voluntarily made and if any filing under the equivalent of Section 16(a) of the Exchange Act in non-U.S. jurisdictions, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Equity Securities in connection with such transfer or distribution shall be legally required during the Restricted Period, such filing, report or announcement shall clearly indicate in the footnotes thereto or otherwise the nature and conditions of such transfer;

Exhibit D -4

(b) exercise outstanding options, settle restricted stock units or other equity awards or exercise warrants pursuant to plans described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that any Lock-Up Securities received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement;

(c) convert outstanding preferred stock, warrants to acquire preferred stock or convertible securities into Equity Securities or warrants to acquire Equity Securities; provided that any such shares of Equity Securities or warrants received upon such conversion shall be subject to the terms of this Letter Agreement; [and]

(d) establish trading plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Lock-Up Securities; provided that (1) such plans do not provide for the transfer of Lock-Up Securities during the Restricted Period and (2) no filing by any party under the Exchange Act (or the equivalent thereof in non-U.S. jurisdictions) or other public announcement shall be required or made voluntarily in connection with such trading plan;

[(e) sell the Equity Securities to be sold by the undersigned pursuant to the terms of the Underwriting Agreement; and]3

(f) [take any action that is necessary or appropriate for the purposes of pledging, charging or granting any lien, mortgage or other security interest (the “Pledge”) in respect of any of the undersigned’s Lock-Up Securities to or for the benefit of lenders or finance counterparties (as well as any security agent, securities intermediary and/or custodian) (collectively, the “Pledgees”) in connection with a bona fide loan (including any margin loan) or other financing transaction provided to the undersigned and/or its Affiliates (a “Financing Transaction”); provided that the terms of such Pledge require that, to the extent the Pledgees enforce their security interest during the term of the Restricted Period by way of sale, transfer, appropriation or other disposition, each purchaser or transferee (the “Purchaser”) shall execute and deliver to the Representatives (prior to or substantially contemporaneously with such sale, transfer, appropriation or other disposition) a lock-up letter substantially in the form of this Letter Agreement in respect of the remainder of the Restricted Period (which, for the avoidance of doubt, shall contain exceptions substantially similar to the exceptions contained in clauses (f) and (g));]3

(g) [take any action to permit the Pledgees to enforce their security interest under a Financing Transaction by selling, transferring, appropriating or otherwise disposing of the Lock-Up Securities; provided that in the case of any such sale, transfer, appropriation or other disposition each Purchaser shall execute and deliver to the Representatives (prior to or substantially contemporaneously with such sale, transfer, appropriation or other disposition) a lock-up letter substantially in the form of this Letter Agreement in respect of the remainder of the Restricted Period (which, for the avoidance of doubt, shall contain exceptions substantially similar to the exceptions contained in clauses (f) and (g)).]3

[3]	NTD: To be included only in Softbank lock-up.

Exhibit D -5

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed ADSs the undersigned may purchase in the Public Offering.

If the undersigned is an officer or director of the Company, (i) the Representatives on behalf of the Underwriters agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Lock-Up Securities, the Representatives on behalf of the Underwriters will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by any two of the four Representatives on behalf of the Underwriters hereunder to any such officer or director shall only be effective two business days after the publication date of such announcement. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration or that is to an immediate family member as defined in FINRA Rule 5130(i)(5) and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

In the event that, during the Restricted Period, any two of the four Representatives releases or waives any prohibition set forth in this Letter Agreement on the transfer of Lock-Up Securities held by any Significant Holder (as defined below), the same percentage of the total number of outstanding Lock-Up Securities held by the undersigned as the percentage of the total number of outstanding Lock-Up Securities held by such Significant Holder that are the subject of such waiver shall be immediately and fully released on the same terms from the applicable prohibition(s) set forth herein. For the purposes of the foregoing, a “Significant Holder” shall mean any person or entity that beneficially owns 1% or more of the total outstanding shares of Equity Securities. Notwithstanding the foregoing, the provisions of this paragraph will not apply (1) if the release or waiver is effected solely to permit a transfer not involving a disposition for value, (2) if the transferee agrees in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of transfer, (3) in the case of any primary and/or secondary underwritten public offering of shares of Equity Securities, (4) if the release or waiver is granted to any individual party by any two of the four Representatives in an amount, individually or in the aggregate, less than or equal to 1% of the total number of outstanding shares of Equity Securities, or (5) if the release or waiver is granted due to circumstances of an emergency or hardship as determined by the Representatives in their sole judgment. The Representatives shall use commercially reasonable efforts to promptly notify the Company of each such release (provided that the failure to provide such notice shall not give rise to any claim or liability against the Representatives or the Underwriters). The undersigned further acknowledges that the Representatives are under no obligation to inquire into whether, or to ensure that, the Company notifies the undersigned of the delivery by the Representatives of any such notice, which is a matter between the undersigned and the Company.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

Exhibit D -6

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Offered ADSs and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to the undersigned in connection with the Public Offering, the Representatives and the other Underwriters are not making a recommendation to the undersigned to participate in the Public Offering, enter into this Letter Agreement, and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

This Letter Agreement shall automatically terminate and the undersigned shall be released from all of his, her or its obligations hereunder upon the earliest of (a) the date on which the registration statement filed with the U.S. Securities and Exchange Commission with respect to the Public Offering is withdrawn, (b) the date on which the Underwriting Agreement (other than the provisions thereof which survive termination) terminates or is terminated prior to payment for and delivery of the Offered ADSs to be sold thereunder, (c) the date on which the Company notifies the Representatives, in writing and prior to the execution of the Underwriting Agreement, that it does not intend to proceed with the Public Offering and (d) [●], 2023, in the event that the Underwriting Agreement has not been executed by such date. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

This Letter Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Exhibit D -7

Very truly yours,

IF AN INDIVIDUAL:		IF AN ENTITY:

By:
	(duly authorized signature)		(please print complete name of entity)

Name:		By:
	(please print full name)		(duly authorized signature)

Name:
(please print full name)

Title:
(please print full title)

Exhibit D -8